C O N S O L I D A T E D F I N A N C I A L S T A T E M E N T S TRAILSTONE NA ASSET FINANCE I, LLC For the years ended December 31, 2017 and 2016 With Report of Independent Auditors

TRAILSTONE NA ASSET FINANCE I, LLC Contents December 31, 2017 and 2016 Report of Independent Auditors 3-4 Consolidated Financial Statements Consolidated Balance Sheets 5 Consolidated Statements of Operations and Comprehensive Income (Loss) 6 Consolidated Statements of Changes in Owners' Equity 7 Consolidated Statements of Cash Flows 8 Notes to Consolidated Financial Statements 9-32

Ernst & Young LLP Tel: +1 210 228 9696 1700 Frost Bank Tower Fax: +1 210 242 7252 100 West Houston Street ey.com San Antonio, Texas 78205 Report of Independent Auditors The Board of Directors TrailStone NA Asset Finance I, LLC We have audited the accompanying consolidated financial statements of TrailStone NA Asset Finance I, LLC, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income (loss), changes in owner’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TrailStone NA Asset Finance I, LLC at December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles. December 5, 2018

TRAILSTONE NA ASSET FINANCE I, LLC Consolidated Balance Sheets December 31, 2017 and 2016 (all amounts in USD thousands) December 31, December 31, 2017 2016 Assets Current assets: Cash and cash equivalents $ 75,369 $ 62,513 Restricted cash 1,834 2,170 Accounts and notes receivable, less allowance for bad debts 58,974 47,156 Receivables, affiliates 1,321 1,321 Inventories, net 133,475 114,376 Derivative assets, net of margin held 4,836 793 Prepaid expenses 4,584 2,877 Total current assets 280,393 231,206 Property, plant and equipment, net 250,730 280,774 Goodwill 45,833 45,833 Intangible assets, net 1,455 1,538 Deferred turnaround costs 17,522 24,531 Total assets $ 595,933 $ 583,882 Liabilities and Owner's Equity Current liabilities: Accounts payable and others $ 40,011 $ 17,434 Accounts payable, affiliates 48,330 48,330 Accrued liabilities 70,545 56,565 Derivative liabilities, net of margin posted 43,402 2,822 Notes payable, net 144,984 135,698 Taxes payable, including income taxes 10,442 10,633 Total current liabilities 357,714 271,482 Non-current liabilities: Derivative liabilities — 32,452 Long-term debt 83,000 93,750 Deferred tax liability 42,263 79,773 Other non-current liabilities 1,330 1,575 Total non-current liabilities 126,593 207,550 Total liabilities 484,307 479,032 Owner's equity: Contributed capital 157,166 157,166 Accumulated other comprehensive loss (418) (325) Accumulated deficit (45,122) (51,991) Total owner's equity 111,626 104,850 Total liabilities and owner's equity $ 595,933 $ 583,882 The accompanying notes are an integral part of these consolidated financial statements. 5

TRAILSTONE NA ASSET FINANCE I, LLC Consolidated Statements of Operations and Comprehensive Income (Loss) For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) Year Ended Year Ended December 31, December 31, 2017 2016 Operating revenues: Revenues $ 1,065,668 $ 785,565 Total operating revenues 1,065,668 785,565 Operating income (expense): Cost of revenues (959,373) (700,375) General and administrative expenses (41,221) (44,009) Salaries and benefits (32,533) (26,896) Depreciation and amortization expense (42,147) (43,222) Service fees - affiliates (1,000) (1,000) Other operating expense, net (6,089) (35,660) Total operating expense (1,082,363) (851,162) Other income (expense): Interest expense, net (13,715) (10,824) Total Other expense (13,715) (10,824) Loss before income tax benefit (30,410) (76,421) Income tax benefit 37,205 26,935 Net income (loss) $ 6,795 $ (49,486) Comprehensive Income (Loss) Net income (loss) $ 6,795 $ (49,486) Other comprehensive income (loss) Actuarial loss on defined benefit pension plan, net of tax (19) (63) Reclassification of certain tax effects (74) — Net comprehensive income (loss) $ 6,702 $ (49,549) The accompanying notes are an integral part of these consolidated financial statements. 6

TRAILSTONE NA ASSET FINANCE I, LLC Consolidated Statements of Changes in Owner's Equity For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) Accumulated Other Accumulated Contributed Comprehensive Earnings Capital Income (Loss) (Deficit) Total Balance at December 31, 2015 $ 157,166 $ (262) $ (2,505) $ 154,399 Actuarial loss on defined benefit pension plan, net of tax — (63) — (63) Net loss — — (49,486) (49,486) Balance at December 31, 2016 157,166 (325) (51,991) 104,850 Reclassification of certain tax effects — (74) 74 — Actuarial loss on defined benefit pension plan, net of tax — (19) — (19) Net income — — 6,795 6,795 Balance at December 31, 2017 $ 157,166 $ (418) $ (45,122) $ 111,626 The accompanying notes are an integral part of these consolidated financial statements. 7

TRAILSTONE NA ASSET FINANCE I, LLC Consolidated Statements of Cash Flows For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) 2017 2016 Operating activities Net income (loss) $ 6,795 $ (49,486) Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities: Depreciation and amortization expense 42,147 43,222 Deferred income tax provision (37,510) (27,062) Lower of cost or market - inventory valuation adjustment (6,646) (15,785) Amortization of deferred financing costs 1,010 842 Impairment loss — 4,466 Loss on disposal of PPE, net 14 18 Actuarial loss on defined benefit pension plan, net of tax (19) (63) Changes in operating assets and liabilities: Accounts and notes receivables (11,818) (11,497) Inventories (12,453) (733) Derivative instruments 4,085 39,050 Prepaid expenses (1,707) 1,034 Other current assets — 1,486 Due from/to affiliated companies — (1,000) Accounts payable and others 21,758 5,551 Accrued and other liabilities 13,980 8,466 Taxes payable, including income taxes (191) 1,348 Other non-current liabilities (245) (85) Net cash provided by (used in) operating activities 19,200 (228) Investing activities Capital expenditures (4,183) (8,535) Proceeds from sale of PPE, net 9 — Intangible assets (32) — Net cash used in investing activities (4,206) (8,535) Financing activities Proceeds from borrowings 104,518 143,783 Repayments of borrowings (106,893) (68,773) Changes in Restricted cash 336 (2,170) Deferred financing costs (99) (2,088) Net cash (used in) provided by financing activities (2,138) 70,752 Net increase in cash 12,856 61,989 Cash at beginning of year 62,513 524 Cash at end of year $ 75,369 $ 62,513 Supplemental disclosures of cash flow information Cash paid during the year for: Interest $ 13,471 $ 9,861 Income taxes $ 285 $ 30 The accompanying notes are an integral part of these consolidated financial statements. 8

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) 1. Organization Information and Changes Nature of Business TrailStone NA Finance I, LLC (the Company or TSNAFI) was formed on May 14, 2014, as a Delaware limited liability company. TSNAFI is a wholly-owned subsidiary of TrailStone NA Oil & Refining Holdings, LLC (TrailStone). On May 31, 2014, TSNAFI acquired 100% of the common stock of U.S. Oil & Refining Co. and its subsidiaries (USOR). USOR owns and operates an oil refinery and pipeline in Tacoma, Washington. The manufacturing facility refines crude oil and other feedstocks into transportation fuels, such as gasoline, gasoline blendstocks, jet fuel, and diesel, as well as other products, including heavy fuel oils, liquefied petroleum gas, and asphalt. USOR is engaged in the purchase, storage and transportation of North Dakota Bakken crude oil via railroad to its refinery and enters into derivative instruments to mitigate price changes in the purchase of crude oil. USOR sells its refined products to wholesalers, retailers, construction companies and consumers in Western Washington and to other West Coast refiners. 2. Significant Accounting Policies A summary of the significant accounting policies, which have been followed in preparing the accompanying consolidated financial statements, is set forth below. Basis of Preparation The accompanying financial statements of the Company are prepared in accordance with U.S. generally accepted accounting principles (GAAP). Our Consolidated Statements of Operations include expense allocations for certain company functions performed by TrailStone and affiliates. The Company records these expenses charged by its affiliates on a cost-plus basis as described in Note 8. Principles of Consolidation The accompanying consolidated financial statements include the accounts of the Company and all subsidiaries controlled by the Company. All significant intercompany accounts and transactions have been eliminated. In accordance with ASC 805, purchase accounting was applied in the acquisition of the common stock of USOR on May 31, 2014 (acquisition date). TSNAFI opted not to apply pushdown accounting at USOR and its subsidiaries; and as a result, the purchase price allocation was recorded at the consolidated level. The purchase price allocation included amounts required to be stepped-up from the historical book value of certain accounts such as inventories, property, plant and equipment, intangible assets, and other assets and liabilities to their respective fair value as of the acquisition date, as well as the recognition of the related deferred taxes. Use of Estimates The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, fair value measurements, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. This includes estimates made in the assessment of potential impairment of our long-lived assets, including goodwill and intangible assets. Our valuation methodology for assessing impairment requires management to make judgments and assumptions based on historical experience and to estimate projections of future operating performance. Actual results could differ materially from those estimates. Revenue Recognition Revenues are recognized at the time the product is delivered to the customer or the customer's agent and title transfers. Sales taxes and fuel taxes, which are billed to the customer and for which the customer is legally obligated to pay, are not included in reported revenues. Revenues are measured at the fair value of the consideration received and represents amounts receivable or owed for transactions performed in the normal course of business. 9

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) Shipping and Handling Costs The Company records customer shipping and handling costs in “Cost of revenues” on the Consolidated Statements of Operations. Freight costs included in the Consolidated Statements of Operations amounted to $24,264 and $23,944 for the years ended December 31, 2017 and 2016. Cash and Cash Equivalents Cash and cash equivalents comprise cash balances, net of outstanding checks, and bank money market deposits with original maturities of less than three months. Restricted Cash Restricted cash primarily relates to cash that is required by banks to be set aside for letters of credit. Accounts and Notes Receivable Accounts receivable are recorded at the invoiced amount and do not bear interest. Trade credit is generally extended on a short-term basis based upon an evaluation of the customer's financial condition and credit history. The Company has historically incurred minimal credit losses. We use our best estimate to determine any required allowance for doubtful accounts based on a variety of factors, including the length of time receivables are past due, economic trends and conditions affecting our counterparties, significant one-time events and historical write-off experience. Specific provisions are recorded for individual receivables when we become aware of a counterparty’s inability to meet its financial obligations. As of December 31, 2017 and 2016, the Company has evaluated the status of its total accounts receivable and has established an allowance for doubtful accounts of $6,670, primarily related to a single counterparty. The Company reflected the corresponding change in allowance for doubtful accounts of $0 and $119 in "Other operating expense" in the accompanying Consolidated Statements of Operations for the years ended December 31, 2017 and 2016, respectively. During 2017, the Company had total sales to one customer, a major oil company, representing approximately 9% of Revenues. The accounts receivable balance for this customer as of December 31, 2017 was $1,795. In addition, the Company had three other customers, two major petroleum distributors and a major oil company, whose accounts receivable balances exceeded 10% of the total trade receivables as of December 31, 2017. These customers' balances were $7,518, $6,362 (fully reserved for) and $6,154. During 2016, the Company had total sales to one customer, a large retail company, representing approximately 12% of Revenues. The accounts receivable balance for this customer as of December 31, 2016 was $9,129. In addition, the Company had two other customers, both major petroleum distributors, whose accounts receivable balances exceeded 10% of the total trade receivables as of December 31, 2016. These customers' balances were $6,362 (fully reserved for) and $6,526. Inventories Inventories primarily consist of crude and refined products, and maintenance spare parts and supplies. Crude and refined product costs are determined using the last-in, first-out (LIFO) method. All other inventory costs are determined using the weighted-average cost method. Crude and refined products are stated at the lower of cost or market (LCM) and are, therefore, subject to LCM adjustments at the end of each period. Market value is based on an assessment of the replacement cost, net realizable value and ordinary profit of our inventory at the end of a period. Prepaid Expenses Prepaid expenses primarily consist of payments made to third parties. Prepaid expenses have been capitalized, as they represent a future economic benefit to the Company. 10

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) Deferred Financing Costs Costs associated with the issuance of debt instruments and fees associated with lines of credit are deferred and amortized over the term of the related debt using the straight-line method which approximates the effective interest rate method. When the timing of debt transactions involves the contemporaneous exchange of cash and the issuance of a new debt obligation, deferred financing costs are evaluated to determine whether they qualify as an extinguishment or modification, which could result in either write-off of the original deferred financing costs and capitalization of the new issuance costs, or continuation of the amortization of the original deferred financing costs and expense of the new issuance costs. All deferred financing costs are presented net of the associated debt on the accompanying Consolidated Balance Sheets. Deferred Turnaround Costs Deferred turnaround costs, which result from a complete shutdown and inspection of significant refinery units for necessary repairs and maintenance (currently occurring once every five years), are deferred and amortized over the period until the next expected shutdown. During the years ended December 31, 2017 and 2016, the Company did not incur any maintenance turnaround costs, with the latest turnaround event occurring in May 2015. Property, Plant and Equipment Property, plant and equipment are stated at historical cost less accumulated depreciation. Depreciation on property, plant and equipment is recognized in profit or loss on a straight-line basis over the estimated useful lives of the various classes of assets, as detailed in the following table. Estimated Useful Life Furniture, fixtures and other 5-7 years Refinery plant and equipment 3-20 years Construction-in-progress Not yet being depreciated Renewals and improvements that extend the useful lives of assets are capitalized. Routine maintenance and repairs are expensed as incurred. Impairment of Long-Lived Assets In accordance with ASC 360, Property, Plant and Equipment, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and at least annually for certain intangible assets. Recoverability of assets to be held and used is based upon the estimated undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future net cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. We use our best estimates in making these determinations; however, actual future market prices and cash flows could vary from the assumptions used in our estimates, and the impact of such variations could be material. Asset Retirement Obligations The Company records all known asset retirement obligations (AROs) for which the fair value can be reasonably determined. Over time, the liability is accreted to its estimated settlement value and the related capitalized cost is depreciated over the asset’s useful life. The Company did not provide any asset retirement obligations as of December 31, 2017 and 2016, because the Company's refining assets have an indeterminate life when properly maintained, there is not sufficient information to reasonably estimate such obligations and the Company has no current intention of discontinuing use of any significant assets. 11

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) Environmental Matters The Company capitalizes environmental expenditures that extend the life or increase the capacity of facilities as well as expenditures that prevent environmental contamination. The Company expenses costs that do not contribute to current or future revenue generation. Liabilities are accrued, on an undiscounted basis, when environmental assessments and/or remedial efforts are probable and can be reasonably estimated. Fair Value Measurement The carrying values of financial instruments comprising cash, accounts receivable and accounts payable and others approximate fair values due to the short-term maturities of these instruments. When necessary or required by GAAP, we estimate fair value for derivatives, long-lived assets for impairment testing, reporting units for goodwill impairment testing, initial measurements of AROs and financial instruments that require fair-value disclosure, including cash and cash equivalents, accounts receivable, other receivables, notes payable and accounts payable and others. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). Generally, the determination of fair value requires the use of significant judgment and different approaches and models under varying circumstances. Under a market-based approach, the Company considers prices of similar assets, consults with brokers and experts, or employs other valuation techniques. Under an income-based approach, the Company generally estimates future cash flows and then discounts them at a risk-adjusted rate. The Company’s most significant fair value measurements represent the valuation of its derivative assets and liabilities, which are measured on a recurring basis (each reporting period). The Company primarily applies the market approach for recurring fair value measurements and utilizes the best available information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a mid-market pricing convention (the midpoint between the bid and ask prices) for over-the-counter (OTC) derivative contracts as a practical expedient for determining fair value measurement, as permitted under current accounting standards. The Company classifies fair value based on the observability of those inputs. GAAP establishes a fair value hierarchy, which classifies fair value measurements from Level 1 through Level 3 based upon the inputs used to measure fair value: Level 1 - Quoted prices (unadjusted) are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 - Pricing inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Level 3 - Pricing inputs include significant inputs that are generally less observable or from unobservable sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. Recurring fair value measurements are performed for derivative instruments as described in Notes 6 and 7. 12

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) Derivative Instruments The Company uses futures and forward contracts to manage price risk for crude oil and refined products. None of these contracts are designated as hedges for accounting purposes. Such derivative instruments are initially recognized at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value at each reporting date. Derivatives are carried as assets when the fair value is positive or as liabilities when the fair value is negative. If the right of offset exists and certain other criteria are met, derivative assets and liabilities with the same counterparty are netted on the Consolidated Balance Sheets, and the collateral paid or received is netted against derivative assets and derivative liabilities, respectively. Gains and losses arising from changes in the fair value of derivatives are recognized on a net basis in the accompanying Consolidated Statements of Operations within “Cost of revenues” for futures contracts and "Other operating expense" for intermediation derivatives, as further described in FN 6. Our accounting for derivative instruments depends on whether the underlying commodity will be used or sold in the normal course of business. For contracts where the crude oil or refined products are expected to be used or sold in the normal course of business, we apply the normal purchase normal sale exception and follow the accrual method of accounting. Renewable Identification Numbers The U.S. Environment Protection Agency (EPA) requires certain refiners to blend biofuels into the fuel products they produce pursuant to the EPA's Renewable Fuel Standard - 2 (RFS-2). Alternatively, credits, called Renewable Identification Numbers (RINS), which may be generated and/or purchased, can be used to satisfy this obligation instead of physically blending biofuels (RINs Obligation). From time to time, we enter into future commitments to purchase or sell RINs at fixed prices and quantities, which are used to manage the costs associated with our RINs Obligation. The Company records costs of RINs in "Cost of revenues" on the Consolidated Statements of Operations. RINs costs for the years ended December 31, 2017 and 2016 amounted to $8,061 and $10,642, respectively. Business Combinations Acquisitions are assessed under the relevant criteria to establish whether the transaction represents a business combination or an asset purchase. Business combinations, except for transactions between entities under common control, are accounted for using the acquisition method of accounting. The acquired identifiable tangible and intangible assets, liabilities and contingent liabilities are measured at their fair values at the date of the acquisition. Assets and liabilities arising from contingencies, such as pre-acquisition environmental matters and litigation, are recognized at their acquisition- date fair value when their respective fair values can be determined. Acquisition-date fair value estimates are revised as necessary and accounted for as an adjustment to income from operations if, and when, additional information regarding these contingencies becomes available to further define and quantify assets acquired and liabilities assumed within the one-year measurement period after the acquisition date. All acquisition-related transaction costs are expensed as incurred and recorded under “General and administrative expenses” on the Consolidated Statements of Operations. Goodwill and Other Intangible Assets Goodwill represents the excess of cost over fair value of net assets of businesses acquired and such amounts are reported separately on our Consolidated Balance Sheets. Goodwill is not amortized, but instead is assessed for impairment annually or whenever events or circumstances indicate that the fair value of the asset has decreased below its carrying value. 13

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) The goodwill in the accompanying Consolidated Balance Sheets as of December 31, 2017 and 2016, is associated with the Company's acquisition of USOR. We determine our reporting units by identifying each unit that engaged in business activities from which it may earn revenues and incur expenses, had operating results regularly reviewed by the chief operating decision-maker for purposes of resource allocation and performance assessment, and had discrete financial information. The Company completed its annual qualitative assessment of goodwill impairment as of October 31, 2017. Refer to Note 5 for results of that impairment assessment. Accounts Payable, Affiliates Accounts payable, affiliates, consists of payables to affiliates that have not been eliminated in consolidation and will be settled in cash subsequent to the balance sheet date. Income Taxes The Company is taxed as a corporation for U.S. tax purposes. The Company records a provision or liability at the Company’s level for federal income tax purposes. The Company owns 100% of a U.S. domestic C-corporation and subsidiaries that are subject to federal and state income tax. The Company determines its provision for income taxes for each subsidiary subject to tax under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the consolidated financial statements and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to be paid or recovered. A valuation allowance to reduce deferred tax assets is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Deferred tax assets and liabilities are classified as noncurrent amounts and are presented net by each tax jurisdiction in the accompanying Consolidated Balance Sheets. The Company records uncertain tax positions in accordance with ASC 740, Income Taxes, on the basis of a two- step process in which: (1) a determination is made as to whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position, and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the amount recognized is the largest amount of tax benefit that is more than 50% likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes interest and penalties related to unrecognized tax benefits within “Income tax benefit (expense)” in the accompanying Consolidated Statements of Operations. The Company does not have any material uncertain tax positions as of December 31, 2017 and 2016. Pension Plans The Company maintains a noncontributory defined benefit pension plan for employees at USOR who are covered by collective bargaining agreements. The Company records annual amounts relating to its pension plan based on calculations that incorporate various actuarial assumptions, including discount rates, mortality, assumed rates of return, compensation increases, turnover rates and health care cost trend rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions utilized in recording its obligations under the plan based on its experience and market conditions. A change in the funded status of our defined benefit retirement plan is recognized in other comprehensive income (loss) in the period the change occurs. 14

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) Recent Accounting Standards In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in Revenue Recognition (Topic 605),” and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 for private companies, with early application permitted only as of annual reporting periods beginning after December 15, 2016. We are currently evaluating the potential impact of these changes on our consolidated financial statements. In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” to increase the transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019 for private companies, and interim periods within fiscal years beginning after December 15, 2020. We are currently evaluating the potential impact of these changes on our consolidated financial statements. In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”, which requires that in a statement of cash flows, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for fiscal years beginning after December 15, 2018 for private companies, and interim periods within annual periods beginning after December 15, 2019, with early adoption permitted. We are currently evaluating the potential impact of these changes on our financial statements. In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”, which clarifies the definition of a business with the objective of providing guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of businesses. ASU 2017-01 is effective for fiscal years beginning after December 15, 2018 for private companies, with early adoption permitted in specific circumstances. We are currently evaluating the potential impact of these changes on our consolidated financial statements. In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, which addresses concerns over the cost and complexity of the two-step goodwill impairment test. The amendments in this Update remove the second step of the test. An entity will apply a one- step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit's carrying amount over its fair value. ASU 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021 for private companies. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We are currently evaluating the potential impact of these changes on our consolidated financial statements. In March 2017, the FASB issued ASU No. 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post retirement Benefit Cost”, to improve the consistency, transparency, and usefulness of financial information for users. The amendments in this Update require that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The amendments in this Update are effective for annual periods beginning after December 15, 2018 for private companies. Early adoption is permitted under specific circumstances. We are currently evaluating the potential impact of these changes on our consolidated financial statements. 15

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities”. The amendments in this Update better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. It also makes certain targeted improvements to simplify the application of hedge accounting guidance and ease the administrative burden of hedge documentation requirements and assessing hedge effectiveness. The amendments are effective for fiscal years beginning after December 15, 2019 for private companies, with early application permitted in any interim period after issuance of this Update. We are currently evaluating the potential impact of these changes on our consolidated financial statements. In February 2018, the FASB issued ASU No. 2018-02, “Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” which allows a reclassification from accumulated other comprehensive loss to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act which was signed into law in December 2017. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018 for all companies, with early adoption permitted. The Company has elected to early adopt ASU 2018-02 which has resulted in the reclassification of $74 of stranded tax effects from Accumulated Other Comprehensive Income (Loss) to Accumulated Deficit as of December 31, 2017. 3. Inventories At December 31, 2017 and 2016, inventories consisted of: 2017 2016 Refinery operations: Crude and raw materials $ 119,392 $ 111,374 Refined products 77,659 72,912 Less: LCM Reserve (75,658) (82,304) Crude and refined products 121,393 101,982 Maintenance spare parts and supplies 12,082 12,394 Total inventory, net $ 133,475 $ 114,376 Due to a lower crude oil and refined product pricing environment experienced since the end of 2014, market prices have declined to a level below the cost of our crude and refined products inventories. At December 31, 2017 and 2016, we recorded an inventory valuation reserve of $75,658 and $82,304, respectively. The LCM reserve on LIFO inventories is subject to reversal in subsequent periods, not to exceed LIFO cost, should market prices recover. For the years ended December 31, 2017 and 2016, we recognized net LIFO inventory valuation gains of $6,646 and $15,785, respectively, which were recorded as a component of "Cost of revenues" in the Consolidated Statements of Operations. At December 31, 2017 and 2016, the excess of the carrying value (LIFO) over the replacement cost (FIFO) of the crude and refined products inventories, prior to the LCM reserve, was $75,658 and $82,304, respectively. Maintenance spare parts and supplies are expensed to "Other operating expense" or capitalized to "Property, plant and equipment, net" as the parts are utilized and consumed. 16

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements
For the years ended December 31, 2017 and 2016
(all amounts in USD thousands)

4. Property, Plant and Equipment

Property, plant and equipment, net consisted of the following as of December 31, 2017 and 2016:

	2017	2016
Refinery plant and equipment	$ 308,072	$ 302,370
Land and land improvements	60,000	60,000
Furniture, fixtures and other	3,029	3,007
Construction-in-progress	2,667	3,479
Property, plant and equipment, gross	373,768	368,856
Less accumulated depreciation	(123,038)	(88,082)
Property, plant and equipment, net	$ 250,730	$ 280,774

5. Goodwill

The Company completed its annual qualitative assessment of goodwill impairment as of October 31, 2017, and concluded that it is more likely than not that the fair value of the Company is greater than the carrying value of the net assets of the Company. Therefore, no goodwill impairment was recorded as of December 31, 2017 and 2016.

6. Financial Instruments

Amounts in the tables below represent the net carrying value of derivative assets and (liabilities) exclusive of collateral held and posted.

	December 31, 2017	
	Carrying Amount	Fair Value
Derivative instruments		
Exchange-traded futures	$ (2,408)	$ (2,408)
OTC forwards	(40,994)	(40,994)
	$ (43,402)	$ (43,402)

	December 31, 2016	
	Carrying Amount	Fair Value
Derivative instruments		
Exchange-traded futures	$ (2,822)	$ (2,822)
OTC forwards	(32,452)	(32,452)
	$ (35,274)	$ (35,274)

Derivative Instruments
The fair value of derivative instruments is based on prices actively quoted, prices sourced from observable data or market corroboration. Further information regarding the Company's valuation techniques used to measure the fair value of derivative instruments is presented in Note 7.

The Company uses derivative instruments to mitigate certain exposure to commodity price risk. These contracts are used to convert specific sales and purchase contracts from fixed to market prices, to manage exposure to price differences between locations, and other purposes. The Company maintains active trading positions in a variety of commodities. These derivatives principally comprise futures contracts and forward contracts.

17

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) All derivative instruments are reflected as either assets or liabilities, at fair value, in the Company’s accompanying Consolidated Balance Sheets. The Company uses derivative commodity instruments traded on exchanges, as well as entering into forward contracts in OTC markets, which are governed by International Swaps and Derivatives Association agreements. Where right of offset exists, collateral posted or held is applied against the underlying exposure and presented net in the Company’s accompanying Consolidated Balance Sheets. However, for presentation in the following tables, collateral is presented separately. The carrying amount of derivative instruments included in the Company’s accompanying Consolidated Balance Sheets at December 31, 2017 and 2016, is as follows: December 31, 2017 Derivative Derivative Net Instruments - Instruments - Asset Assets Liabilities (Liability) Exchange-traded futures: Asset $ 3,138 $ — $ 3,138 Liability — (5,546) (5,546) Exchange-margin 4,836 — 4,836 OTC forwards: Liability — (40,994) (40,994) Effect of counterparty netting (3,138) 3,138 — $ 4,836 $ (43,402) $ (38,566) December 31, 2016 Derivative Derivative Net Instruments - Instruments - Asset Assets Liabilities (Liability) Exchange-traded futures: Asset $ 1,502 $ — $ 1,502 Liability — (4,324) (4,324) Exchange-margin 793 — 793 OTC forwards: Liability — (32,452) (32,452) Effect of counterparty netting (1,502) 1,502 — $ 793 $ (35,274) $ (34,481) Unit of Net long (short) position at December 31: 2017 2016 Measure Exchange-traded futures (liquids) 164,000 (712,000) Barrels Exchange-traded futures (refined products) (11,970,000) (2,226,000) Gallons Exchange-traded futures (refined products) (24,000) — Metric Tons 18

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements
For the years ended December 31, 2017 and 2016
(all amounts in USD thousands)

Changes in the fair value of the Company's derivative instruments (both assets and liabilities) are presented net in the accompanying Consolidated Statements of Operations. The following table includes the net unrealized and realized gains (losses) recognized from the Company's derivative instruments recorded in "Cost of revenues" and "Other operating expenses" in the Company's accompanying Consolidated Statements of Operations for the years ended December 31, 2017 and 2016:

	2017		2016	
	Cost of revenues	Other operating expense	Cost of revenues	Other operating expense
Exchange-traded futures (unrealized)	$ (1,271)	$ —	$ (4,925)	$ —
Exchange-traded futures (realized)	(9,622)	—	(3,578)	—
OTC forwards (unrealized)	—	(5,425)	—	(32,452)
OTC forwards (realized)	—	521	—	—
Total derivative gain/(loss)	$ (10,893)	$ (4,904)	$ (8,503)	$ (32,452)

The Company maintains a brokerage account, which has a margin requirement to facilitate the trading of crude oil purchases and refined product sales futures contracts. None of the derivatives entered into in 2017 and 2016 were designated as hedges.

As further described in Note 9, in March 2016, the Company entered into an agreement with Merrill Lynch Commodities, Inc. (MLCI), a subsidiary of Bank of America Merrill Lynch (BAML), which provides the Company with an open line of credit to be used in connection with the Company's hedging activity. This lien-based intermediation agreement (BAML Debt Intermediation) contains purchase obligations in the form of forward return contracts for certain volumes of crude and refined products that are required to be settled at market prices at the expiration of the agreement in March 2018. The purchase obligations under these contracts contain embedded derivatives for which the changes in fair value are recognized in earnings based on the change in the forward commodity prices underlying the obligation. As of December 31, 2017 and 2016, the fair value of forward return contracts for all hydrocarbon groups is estimated at $125,151 and $117,415, respectively. The value of the corresponding derivative is equal to the difference between the cash advance received on step-in of $84,963 and the estimated fair value at the balance sheet date. The amount recognized in "Other operating expense" on the Consolidated Statements of Operations for the years ended December 31, 2017 and 2016 related to the Company Level 2 debt intermediation derivatives was a loss of $7,736 and $32,452, respectively.

To facilitate the cash advance related to inventory, on step-in the agreement required the Company to enter into separate forward delivery and corresponding forward return contracts for each hydrocarbon group. If at the end of a month, the volume of any individual hydrocarbon group exceeds the initial forward delivery volume by 10%, MLCI can require the Company to enter into additional forward transactions for the excess volume. For each hydrocarbon group, the forward delivery and forward return contracts entered into at step-in have substantially the same terms including a delivery date of March 16, 2018. The notable exception is that the price to be paid per the forward return contracts is based on the market price on the date of delivery.

In the course of its business, the Company is subject to various risks, including market risk, credit risk and liquidity risk. These risks are monitored with different methods by the Company on a systematic basis.

19

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) Market Risk Market risk is the risk or uncertainty arising from possible market price movements and their impact on the future performance of a business. The Company is primarily exposed to commodity prices, changes in which could adversely affect the value of the Company’s assets, liabilities or expected future cash flows. The Company enters into derivatives and measures market risk exposure arising from its trading positions. Credit Risk Credit risk relates to the risk of loss resulting from the non-performance or non-payment by the Company’s counterparties related to their contractual obligations with the Company. Risks surrounding counterparty performance and credit could ultimately impact the amount and timing of expected cash flows. The Company carries out trade activity on organized exchanges through accounts established at futures commissions merchants. Exposure to credit risk is monitored on an ongoing basis. The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the Consolidated Balance Sheets. Liquidity Risk Liquidity risk is the risk that suitable sources of funding for the Company’s business activities may not be available. The Company’s liquidity is managed centrally by forecasting its cash requirements. The Company also has access to funding provided by TrailStone, L.P., the ultimate parent entity. The Company also has access to debt facilities described in Note 9. 7. Fair Value Measurements The valuation techniques used by the Company to measure the fair value of certain assets and liabilities are summarized as follows: Exchange-traded derivatives are valued using unadjusted closing prices provided by the exchange as of the balance sheet date. These derivatives are classified as Level 1 in the fair value hierarchy. Over-the-counter financial swaps and forwards are generally valued using readily available information in the public markets and quotations provided by brokers. These quotes are corroborated with market data and are classified as Level 2 in the fair value hierarchy. Valuations of OTC trading assets and liabilities that cannot be verified to an observable external price mark are classified as Level 3 assets and liabilities. These valuations are tested through the use of proxy price marks. As of December 31, 2017 and December 31, 2016, the Company has no level 3 assets or liabilities. Assets and Liabilities Measured at Fair Value on a Recurring Basis The following tables present the Company’s derivative assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2017 and 2016, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of significance for a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities within the fair value hierarchy levels. 20

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements
For the years ended December 31, 2017 and 2016
(all amounts in USD thousands)

	December 31, 2017			
	Prices in Active Markets for Identical Assets (Liabilities) (Level 1)	Observable (Level 2)	Unobservable (Level 3)	Total
Liabilities:				
Exchange-traded futures	$ (2,408)	$ —	$ —	$ (2,408)
OTC forwards	—	(40,994)	—	(40,994)
Net liabilities	$ (2,408)	$ (40,994)	$ —	$ (43,402)

	December 31, 2016			
	Prices in Active Markets for Identical Assets (Liabilities) (Level 1)	Observable (Level 2)	Unobservable (Level 3)	Total
Liabilities:				
Exchange-traded futures	$ (2,822)	$ —	$ —	$ (2,822)
OTC forwards	—	(32,452)	—	(32,452)
Net liabilities	$ (2,822)	$ (32,452)	$ —	$ (35,274)

8. Related-Party Transactions

Service Fees

The Company engages in certain transactions with a related party, TrailStone Management Corp (TSMC). TSMC provides key management and administrative support for the business operations of the Company and charges for these services on a cost-plus basis. A majority of these charges relate to TrailStone management compensation and professional fees incurred on our behalf. These costs are included in "Service fees - affiliates" expenses in the Consolidated Statements of Operations and "Accounts payable, affiliates" in the Consolidated Balance Sheets. The Company intends to repay the outstanding balance to affiliates from future profits.

Accounts Payable, Affiliates

Accounts payable, affiliates, consists of payables to TrailStone, L.P. (TSLP), the ultimate parent of TSNAFI, for principal loan payments made to USOR on a promissory note entered on October 13, 2014 between USOR and TSNAFI plus a series of interest payments made to Astra Transcor Energy NV and U.S. Oil Holding Partnership (the Sellers) under the original seller financing arrangement by TSLP on behalf of TSNAFI.

21

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements
For the years ended December 31, 2017 and 2016
(all amounts in USD thousands)

9. Borrowings

The following tables summarize the major components of debt at each balance sheet date and provides the maturities and interest rate ranges as of December 31, 2017 and 2016:

	December 31, 2017						
Lender	**Total Facility**	**Amount Drawn**	**Maturity Date**	**Interest Rate**		**Short-Term Position**	**Long-Term Position**
BAML Debt Intermediation	See below	$113,252	3/16/2018	See below	(1)	$ 113,252	—
Swilux S.A. and U.S. Oil Holding Partnership	$125,000	$115,000	12/31/2019	See below		32,000	83,000
Unamortized deferred financing costs as of December 31, 2017:							
(1) BAML Debt Intermediation						(268)	—
						$ 144,984	$ 83,000

	December 31, 2016						
Lender	**Total Facility**	**Amount Drawn**	**Maturity Date**	**Interest Rate**		**Short-Term Position**	**Long-Term Position**
BAML Debt Intermediation	See below	$105,627	3/16/2018	See below	(1)	$ 105,627	—
Astra Transcor Energy NV and U.S. Oil Holding Partnership	$125,000	$125,000	6/5/2019	See below		31,250	93,750
Unamortized deferred financing costs as of December 31, 2016:							
(1) BAML Debt Intermediation						(1,179)	—
						$ 135,698	$ 93,750

Credit Agricole

In February 2016, the Company extended an existing credit agreement with Credit Agricole Corporate and Investment Bank through March 31, 2016. The committed credit facilities total $262,500 with a syndicate of five banks. Maximum credit extensions under the line of credit are limited by assets pledged as security by the Company. These assets consist of the Company's crude oil and refined product inventories, its accounts receivable from sales made in the ordinary course of business and its bank accounts.

For the year ended December 31, 2016, the Company incurred $121 of total interest charges associated with balances outstanding under the above short-term debt. The facility was paid in full on March 17, 2016.

Bank of America, N.A. Credit Facility

On March 11, 2016, the Company entered into an agreement with Bank of America, N.A. to provide a $9,000 revolving credit facility for the issuance of standby and commercial letters of credit. As letters of credit are issued, the Company is required to set aside funds in a restricted Bank of America account equal to the balance outstanding on the letters of credit. As of December 31, 2017 and 2016, the Company had $1,834 and $2,170 in "Restricted cash" in the accompanying Consolidated Balance Sheets, respectively.

22

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) In addition to the letters of credit issued under the facility noted above, the Company has performance bonds and letters of credit outstanding with various financial institutions. As of December 31, 2017 and 2016, the aggregate balance of these bonds and letters of credit totaled $20,464 and $3,350, respectively. BAML Debt Intermediation On March 17, 2016, the Company entered into a lien based intermediation agreement with Merrill Lynch Commodities, Inc. (MLCI) which expires March 16, 2018. The amount of the line of credit is based on the Company's last in, first out (LIFO) adjusted tangible net worth, which was $5,000 as of December 31, 2017 and 2016. At inception of the agreement ("step-in"), the Company was advanced an amount equal to eligible trade accounts receivable, $27,621, and the market value of inventory, $84,963, for a total of $112,584. Depending on fluctuations in eligible trade accounts receivable, up to a maximum of $65,000, and the volume of inventory, additional advances or repayments are required on a daily basis. As of December 31, 2017 and 2016, the Company had outstanding borrowings under this credit facility of $113,252 and $105,627, respectively. During 2017, the credit facility was amended in part to clarify the treatment of changes in the value of inventory, referred to in the agreement as the monthly weighted average differential true-up. Prior to the amendment, the true-up was treated as an additional advance or repayment. Subsequent to the amendment, the true-up is settled on a monthly basis which resulted in the recognition of a gain totaling $2,311 for the year ended December 31, 2017. Under the terms of the agreement, the Company is required to maintain certain volumes of crude, refined products, and asphalt inventories. If volumes fall below these amounts, the Company must provide cash collateral equal to value of the shortfall. Advances under the credit facility are secured by substantially all of the working capital assets of the Company and guaranteed by McChord Pipeline Co., a wholly-owned subsidiary of the Company. In consideration for the facility, the Company pays a fixed fee of $105 per month and a fee equal to 3-month LIBOR plus 3.25% of working capital, as defined in the agreement. In addition, if MLCI facilitates the purchase of crude oil through the issuance of a letter of credit, a "triparty" purchase, or a "back-to-back" transaction, the Company is subject to a fee equal to $0.05 per barrel. For the years ended December 31, 2017 and 2016, the Company incurred $5,942 and $3,720, respectively, of total interest expense associated with the credit facility. The facility requires the Company to comply with certain financial reporting requirements and financial covenants including net worth, fixed charge coverage, and liquidity. Payments and dividends are permitted in amounts necessary for the Company, to service certain debt obligations, pay income taxes incurred as a result of its ownership of USOR, reimbursement of reasonable expenses incurred by the Company and its parent entities relating to the ownership and management of USOR, and as permitted under certain loan agreements between the Company and third parties. As of December 31, 2017 and 2016, the Company was in compliance with these provisions. Swilux S.A. and U.S. Oil Holding Partnership TSNAFI acquired U.S. Oil & Refining Co. from Astra Transcor Energy N.V. (ASTRA) and U.S. Oil Holding Partnership (the Sellers) on May 31, 2014. As part of the purchase price consideration, the Sellers entered into a Seller Financing Note with TSNAFI for the amount of $125,000. The loan carries interest of one-month Libor + 5.0% and matures on May 31, 2019. Principal payments of $31,250 are payable on June 5, 2017 and June 5, 2018, with the remaining principal due on May 31, 2019. On May 17, 2016, TSNAFI and the Sellers entered into the First Amendment to the Loan Agreement whereas TAGAM, LTD (TAGAM) became the successor to ASTRA. 23

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) On June 2, 2017, Swilux S.A. (Swilux) became the successor to TAGAM and Swilux and U.S. Oil Holding Partnership (the Lenders) entered into a Forbearance Agreement with TSNAFI. Under the terms of the Forbearance Agreement, the Lenders agreed to forbear from exercising their rights and remedies whilst the parties agreed the terms on which the principal payments would be restructured. As such, during the forbearance period of June 2, 2017 to August 31, 2017, TSNAFI incurred an additional 3.00% of interest on $31,250, the deferred principal amount, and 2.00% of interest on $93,750, the remaining principal amount. On August 31, 2017, the Lenders entered into the Second Amendment to Loan Agreement (Second Amendment). Per the Second Amendment, TSNAFI made a principal payment of $10,000 in September 2017. Beginning with the period ending December 31, 2017, quarterly payments will be capped at $8,000 and will only be made to the extent that available cash, as defined by the Second Amendment, exceeds $45,000. A quarterly payment is not required for the period ending December 31, 2018. The Company is not required to repay more than $31,250 by June 30, 2018 and $62,500 by December 31, 2018. However, if the Company has not repaid $62,500 by December 31, 2018, it must repay the shortfall. The outstanding loan carries interest of one-month Libor + 5.00% and an additional 3.00% of interest on the deferred principal balance of $31,250 and matures on December 31, 2019. The carrying amounts of long-term debt at December 31, 2017 and 2016, approximated their fair values due to the variable rate nature of the debt or based on the current rates offered to TSNAFI for debt with similar remaining maturities. At December 31, 2017 and 2016, the balances due to Swilux S.A. and U.S. Oil Holding Partnership were $94,466 and $20,534 and $102,681 and $22,320, respectively. Of those amounts, $32,000 and $31,250 is short-term as of December 31, 2017 and 2016, respectively. For the years ended December 31, 2017 and 2016, TSNAFI incurred $8,525 and $7,224, respectively, of total interest expense associated with the seller financing note. The aggregate maturities as of December 31, 2017 are as follows: Year: 2018 $ 32,000 2019 83,000 Total $ 115,000 Deferred Financing Costs In connection with the BAML Debt Intermediation discussed above, certain legal fees were incurred. These costs have been deferred and are amortized over the term of the borrowing period (24 months). The unamortized balance as of December 31, 2017 and 2016 was $268 and $1,179, respectively, and is included in "Notes payable, net" in the accompanying Consolidated Balance Sheets. 10. Income Tax Income taxes for the years ended December 31, 2017 and 2016, consisted of the following: 2017 2016 Tax expense (benefit) Current tax $ 305 $ 127 Deferred tax (37,510) (27,062) Income tax benefit $ (37,205) $ (26,935) 24

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) The difference between income taxes expected at the U.S. federal statutory income tax rate of 35% and the reported income tax benefit for the years ended December 31, 2017 and 2016, is summarized as follows: 2017 2016 Income tax rate using the Company's U.S. statutory domestic rate $ (10,644) $ (26,747) Tax Act (27,069) — State and local taxes, net of federal tax benefits 286 (273) Nondeductible expenses 112 103 Other 110 (18) Income tax benefit $ (37,205) $ (26,935) The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities for the years ended December 31, 2017 and 2016, are presented below: 2017 2016 Deferred tax assets U.S. Federal tax loss carryforwards $ 8,038 $ 18,152 State net operating losses carryforwards 2,445 1,913 Unrealized loss on derivatives 8,333 11,620 Allowance for bad debt 1,467 2,388 Other 1,629 2,487 Valuation allowance (2,052) (1,689) 19,860 34,871 Deferred tax liabilities Land 13,019 21,189 Inventory 14,378 27,611 Property, plant and equipment 28,503 52,901 Deferred turnaround costs 3,855 8,783 Other 2,368 4,160 62,123 114,644 Net deferred tax liability $ (42,263) $ (79,773) The Company has income tax net operating loss (NOL) carryforwards related to its operations. We have recorded a deferred tax asset reflecting the benefit of $10,483 in loss carryforwards as of December 31, 2017. The deferred tax asset reflects U.S. Federal net operating loss carryforwards of $8,038 which will expire in 2035 and 2036, and state net operating loss carryforwards of $2,445 which will expire between 2028 and 2036. In 2017, the Company recorded a deferred tax asset related to California loss carryforwards in the amount of $2,318. Of this amount, $2,052 represents losses generated prior to the acquisition of USOR by the Company. Management has assessed that it is more likely than not that the Company will not be able to utilize the California loss carryforwards generated prior to the acquisition of USOR. Therefore, the Company has booked a valuation allowance in the amount of $2,052 to offset these California loss carryforward deferred tax assets as of December 31, 2017. 25

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) The Company has income tax net operating loss (NOL) carryforwards related to its operations. We have recorded a deferred tax asset reflecting the benefit of $20,065 in loss carryforwards as of December 31, 2016. The deferred tax asset reflects U.S. Federal net operating loss carryforwards of $18,152 which will expire in 2034 and 2035, and state net operating loss carryforwards of $1,913 which will expire between 2027 and 2035. Of this amount, $1,689 represents losses generated prior to the acquisition of USOR by the Company. Management has assessed that it is more likely than not that the Company will not be able to utilize the California loss carryforwards generated prior to the acquisition of USOR. Therefore, the Company has booked a valuation allowance in the amount of $1,689 to offset these California loss carryforward deferred tax assets as of December 31, 2016. The Company files income tax returns at the U.S. federal level and in various state jurisdictions. As of December 31, 2017 and 2016, none of the Company’s income tax returns are under income tax audits. Generally, the statute of limitations is open for income tax returns for the years ended December 31, 2014 through December 31, 2017. As of December 31, 2017 and 2016, the Company has not recorded any significant uncertain tax positions. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to (1) a reduction of the U.S. federal corporate tax rate from 35% to 21% and (2) bonus depreciation that permits full expensing of qualified property. The SEC staff issued Staff Accounting Bulletin 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. Although this is specifically for SEC filers, on January 11, 2018, the Financial Accounting Standards Board (FASB) released a Staff Q&A document which allows private companies to follow the guidance under SAB 118 and still be in compliance with GAAP. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740, "Income Taxes" is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740, "Income Taxes" on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the Tax Act. The Act reduced the corporate tax rate to 21 percent, effective January 1, 2018 and provided for bonus depreciation that allows for full expensing of qualified assets placed into service after September 27, 2017. The Company's accounting for the reduction of the corporate tax rate and bonus depreciation that allows for full expensing of qualified property is preliminary. However, the Company was able to determine a reasonable estimate of the impact of the corporate tax rate reduction and bonus depreciation that will allow for full expensing of qualified property. Consequently, we have recorded a provisional decrease to our deferred tax liabilities of $27.1 million with a corresponding adjustment to deferred income tax benefit of $27.1 million for the year ended December 31, 2017 related to the reduction of the corporate tax rate. The income tax effects for these positions require further analysis to prepare the accounting related to the income tax effects of the Act in reasonable detail. The accounting for these items is expected to be complete when the 2017 U.S. federal income tax return is filed in 2018. 11. Concentrations The Company has one collective bargaining agreement with a labor union covering approximately 35% of the total labor force as of December 31, 2017 and 2016. This agreement expires January 31, 2019. During 2017 and 2016, the Company purchased approximately 38% and 40%, respectively, of its crude oil from three third-party vendors. In addition, for the years ended December 31, 2017 and 2016, approximately 31% and 42%, respectively, of the crude oil refined by the Company is transported to the refinery via railway operated by BNSF Railway Company. 26

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) 12. Retirement Plans The Company has a noncontributory defined benefit pension plan (the Plan) for employees who are covered by collective bargaining agreements. Benefits are primarily a function of years of credited service and annual earnings. Employees generally become eligible to participate in the plan after attaining age 21 and one year of service. Benefits normally become vested after five years of service. The Company’s funding policy is to contribute amounts to the Plan sufficient to meet or exceed the minimum requirements of the Internal Revenue Code Sections 412 and 430. Assets of the plan are invested in an insurance company managed group annuity contract (which invests in fixed- income investments) and in mutual funds (which invest in fixed-income and equity investments). The following table sets forth information on the plan at December 31, 2017 and 2016: 2017 2016 Change in benefit obligation: Benefit obligation at beginning of period $ 16,256 $ 15,261 Service cost 477 507 Interest cost 620 620 Benefits paid (480) (435) Actuarial loss (gain) 900 303 Benefit obligation at end of period 17,773 16,256 Change in plan assets: Fair value of plan assets at beginning of period 14,681 13,601 Actual gain on plan assets 1,742 1,015 Employer contributions 500 500 Benefits paid (480) (435) Fair value of plan assets at end of period 16,443 14,681 Funded status at period end net pension liability recognized in balance sheet $ (1,330) $ (1,575) Amounts recognized in the Consolidated Balance Sheets at December 31, 2017 and 2016, related to the plan consist of non-current liabilities of $1,330 and $1,575, respectively. Amounts related to the plan recognized in accumulated other comprehensive income (loss) at December 31, 2017 and 2016 consist of net actuarial gain of $19 and $63, respectively. As discussed in Note 2, the Company has elected to early adopt ASU 2018-02, which has resulted in the reclassification of $74 of stranded tax effects from Accumulated Other Comprehensive Income (Loss) to Accumulated Earnings (Deficit) as of December 31, 2017. The following table sets forth the net periodic pension expense for the years ended December 31, 2017 and 2016, related to the plan: 2017 2016 Service cost during the period $ 477 $ 506 Interest cost on projected benefit obligations 620 620 Expected return on plan assets (872) (808) Total $ 225 $ 318 27

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements
For the years ended December 31, 2017 and 2016
(all amounts in USD thousands)

The following table sets forth the assumptions used to determine the projected benefit obligation of the plan as of December 31, 2017 and 2016:

	2017	2016
Discount rate	3.45%	3.95%
Rate of increase in future compensation	3.00%	3.00%
Retirement age	40% at age 63	40% at age 63
	40% at age 64	40% at age 64
	20% at age 65	20% at age 65

The following table sets forth the assumptions used in accounting for pension plan expense for the plan for 2017 and 2016:

	2017	2016
Discount rate	3.45%	3.95%
Expected long-term rate of return on plan assets	6.00%	6.00%
Rate of increase in future compensation	3.00%	3.00%

The plan agreement requires that assets be set aside separately for participants currently receiving benefits (the Pension Account) and that these assets be invested exclusively in the group annuity contract described below. As of December 31, 2017 and 2016, the value of these investments was $6,607 and $6,441.

For the assets not in the Pension Account, the following table sets forth the authorized asset allocation ranges for the plan to be maintained at December 31, 2017 and 2016, and the actual values of plan investments at December 31, 2017 and 2016, for the plan, by asset class:

	Authorized Asset Allocation Ranges		Values of Plan Assets	
Asset Class	Minimum	Maximum	2017	2016
Equity Class	40%	80%	$ 5,953	$ 4,806
Fixed Income Class	20%	60%	3,872	3,348
Cash and Cash Equivalents	0%	30%	11	86

Assets, including those in the Pension Account, are invested in three mutual funds and the group annuity contract. Investments are reported at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The following tables represent the plans fair value hierarchy for its financial assets measured at fair value on a recurring basis as of December 31, 2017 and 2016:

	December 31, 2017			
	Level 1	Level 2	Level 3	Total
Mutual funds	$ 9,836	—	—	$ 9,836
Group annuity contracts	—	6,607	—	6,607
	$ 9,836	$ 6,607	$ —	$ 16,443

28

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements
For the years ended December 31, 2017 and 2016
(all amounts in USD thousands)

	December 31, 2016			
	Level 1	Level 2	Level 3	Total
Mutual funds	$ 8,240	—	—	$ 8,240
Group annuity contracts	—	6,441	—	6,441
	$ 8,240	$ 6,441	$ —	$ 14,681

The investment policy for the plan has been designed so that, in the long run, the Company contributions together with investment returns exceed pension payments. Among the factors considered in developing the investment policy and objectives are: appropriate asset classes, allocation between asset classes, duration of plan liabilities, diversification, volatility risk and investment expenses.

The most important component of the investment strategy is the asset allocation between the asset classes used by the plan for investment purposes. The current target asset allocation for participants not currently receiving benefits is 60% equity investments and 40% fixed-income investments. The plan requires that the plan assets identified with participants currently receiving benefits be invested in a group annuity contract with New York Life Insurance Company. As of December 31, 2017 and 2016, the Equity Class is primarily invested in an S&P 500 index fund. The Fixed Income Class is primarily invested in a participating group annuity contract with New York Life Insurance Company. This contract is backed by a multi-billion-dollar broadly diversified portfolio of fixed-income investments.

The expected long-term rate of return on plan assets of 6% is an estimate based upon the factors considered in the investment objectives and estimates for long-term rates of return for the asset classes in which the plan assets are invested, including the rate used by New York Life Insurance Company to calculate the required balance in the plan to be maintained for the retirees.

The plan made benefit payments of $480 and $435 in 2017 and 2016. Future benefit payments from the plan, which reflect expected future service, are forecasted to be paid as follows:

	Expected Benefit Payments
2018	$ 709
2019	772
2020	833
2021	858
2022	871
2023 to 2026	4,891

The minimum required contribution is the cost of benefits expected to accrue over the upcoming year plus a seven-year amortization of any funding shortfall subject to certain exceptions. The funding shortfall is determined as the excess, if any, of the plans funding target over plan assets. The funding target is the present value of accrued benefits based upon interest and mortality assumptions mandated by the IRS. During 2017 and 2016, the Company made contributions of $500 and $500 to the plan, respectively. For 2018, the Company expects to make contributions of $500.

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TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements
For the years ended December 31, 2017 and 2016
(all amounts in USD thousands)

The Company has a 401(k) defined contribution plan covering substantially all of its employees. Employees generally become eligible to participate in the plan after attaining age 21, provided the employee is expected to work a minimum of 1,000 hours during the plan year. Eligible employees may contribute up to 50% of their annual compensation, subject to various statutory limitations. For those employees not represented by a collective bargaining unit, the Company makes matching contributions of up to 4% of each employee's gross pay, subject to various statutory limitations and the employee's contributions. The cost of this matching program was $505 and $609 for 2017 and 2016, respectively, and was recorded in "Salaries and benefits" in the accompanying Consolidated Statements of Operations.

Also, for those employees not represented by a collective bargaining unit, the Company has a profit-sharing feature for its 401(k) plan whereby each year, the Company may elect to contribute a percentage of each employee's annual salary as of December 31 of that year into the employee's 401(k) account. These deposits are entirely at the Company's discretion, and there is no requirement for the Company to make any contributions. The cost of this profit-sharing program was $839 and $774 for 2017 and 2016, respectively, and was recorded in "Salaries and benefits" in the accompanying Consolidated Statements of Operations.

13. Commitments and Contingencies

Operating Lease Commitments

The Company has entered into various building leases, charter commitments, rail and railcar leases, shipping container rentals and other equipment rentals. The payments under these agreements are treated as rentals and are expensed over the term of the lease. Total lease expenses for the years ended December 31, 2017 and 2016 totaled $49,569 and $65,060, respectively, and was recorded in "General and administrative expenses" on the Consolidated Statements of Operations.

As of December 31, 2017, the Company had commitments for future minimum lease payments in respect of noncancelable operating leases with a term of more than one year as follows:

		Amount
2018	$	34,040
2019		29,205
2020		15,169
2021		14,969
2022		11,904
After 2022		18,337
	$	123,624

Other Commitments

At December 31, 2017 and 2016, the Company had committed to purchase approximately $1,097 and $859, respectively, of equipment related to capital projects under construction.

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TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) During 2011, the Company was informed by the State of Washington, Department of Ecology (DOE) of the presence of gasoline range petroleum hydrocarbons (GRPH) in a site located near underground pipelines that formerly ran from the Company’s refinery to its dock on the Blair waterway. During 2012, the Company entered into an agreed order with the DOE to determine the character and extent of GRPH compounds in the soil. In connection with this matter, in 2014, the Company accrued a provision for contingencies of $2,500 and a receivable due from an insurance company of $1,000. During 2015, the Company completed all remediation and related insurance reimbursement of the obligation under the agreed order at a total cost of $1,884 and received $1,649 in insurance proceeds. During 2016, an additional $235 of insurance proceeds were received. Under the terms of the agreed order, the Company is responsible for monitoring the site for a minimum of 5 years. At December 31, 2017 and 2016, the Company has accrued a provision for contingencies in connection with this monitoring requirement of $84 and $111, respectively. 14. Insurance Recoveries On May 6, 2015, a fire broke out in the H-11 heater in the refinery. In connection with this matter, the Company filed a property and casualty loss claim with its insurers to recover the cost of rebuilding the H-11 heater and clean- up related expenditures. A business interruption claim was also filed with the insurers to recover income lost during the period the refinery was inoperable. During 2016, the Company received notification from the remaining insurers that they would settle for a total of $2,132. This amount was recognized by the Company in 2016 and is included in "Other operating expense" in the accompanying Consolidated Statements of Operations. As of March 10, 2016, the balance has been received in full. On August 2, 2017, a utility contractor performing drilling work near the McChord Pipeline ruptured the pipeline resulting in a jet fuel spill. Through December 31, 2017, the Company incurred $816 related to the repair of the pipeline, loss of jet fuel and clean-up related costs. In connection with this matter, the Company has filed a property, environmental and cargo loss claim with its insurers. As of December 31, 2017, the Company has received proceeds of $293 from insurers and has an additional receivable of $152. Net expense after insurance recoveries of $371 is included in other income (expense) in the accompanying Consolidated Statements of Operations and comprehensive income (loss). The Company is also pursuing recoveries from the insurance company of the utility contractor and has engaged the services of an insurance recovery specialist in this matter. 15. Subsequent Events The Company evaluated subsequent events through December 5, 2018, the date the consolidated financial statements were available to be issued. Effective March 9, 2018, the Company's agreement with Bank of America, N.A. to provide a $9,000 revolving credit facility for the issuance of standby letters of credit was amended to extend the maturity date to March 31, 2020. 31

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements For the years ended December 31, 2017 and 2016 (all amounts in USD thousands) Effective March 13, 2018, the Company's credit facility with MLCI was amended. The amendment extends the maturity date to March 31, 2020 and included the following notable revisions. The delivery date for the forward delivery and corresponding forward return contracts entered into on step-in was changed from March 16, 2018 to April 3, 2018 resulting in a gain to the Company of $241. Upon expiration of these contracts, forward delivery and corresponding forward return contracts for each hydrocarbon group will be entered into and settled on a monthly basis, the maximum amount advanced in connection with eligible trade accounts receivable increases to $80,000, and the monthly fixed fee increases to $550 for the period April 2018 through March 2019 then decreases to $250 through maturity. In connection with the change to the timing of settlement of the forward delivery and return contracts, monthly weighted average differential true-ups are no longer required. The Company has the right to exit the credit facility upon providing 60-day written notice to MLCI. If such notice is provided, the standby letter of credit and hedging related facilities discussed above will automatically terminate. On March 23, 2018, the Company's Tacoma refinery received approval from the United States Environmental Protection Agency for a small refinery exemption from the requirements of the renewable fuel (RFS) program for 2017. After receiving the exemption, the Company sold 2016 and 2017 RINs that it had accumulated for its 2017 obligation and received proceeds of $10,052. On April 4, 2018, the Company reached a final settlement with MLCI regarding the step-out calculation of the loan obligation that terminated on April 4, 2018. The actual fair value of the forward return contracts for all hydrocarbon groups was $125,712 and a net cash payment of $10,934 was made to MCLI. On September 1, 2018, the Company signed an amendment with MLCI to increase the eligible trade accounts receivable limit to $95,000. In connection with the McChord Pipeline rupture discussed in Note 14, the Company has recovered $650 from insurers since December 31, 2017, with an additional $80 estimated to be recovered from insurers. 32